UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, New York, New York	10104
(Address of principal executive offices)	(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 1, 2021, Equitable Holdings, Inc., a Delaware corporation (the “Company”), completed its previously announced sale (the “Transaction”) of Corporate Solutions Life Reinsurance Company, an insurance company domiciled in Delaware and wholly owned subsidiary of the Company (“CSLRC”), to Venerable Insurance and Annuity Company, an insurance company domiciled in Iowa (“VIAC”), pursuant to the Master Transaction Agreement, dated October 27, 2020 (the “Master Transaction Agreement”), among the Company, VIAC and, solely with respect to Article XIV thereof, Venerable Holdings, Inc., a Delaware corporation (“Venerable”).

Pursuant to the Master Transaction Agreement, immediately prior to the closing of the Transaction, CSLRC effected the recapture of all of the business that was ceded to CS Life Re Company, an insurance company domiciled in Arizona and wholly owned subsidiary of CSLRC (“Reinsurance Subsidiary”), and sold 100% of the equity of the Reinsurance Subsidiary to another wholly owned subsidiary of the Company.

Immediately following the closing of the Transaction, CSLRC and Equitable Financial Life Insurance Company, a New York-domiciled life insurance company and a wholly owned subsidiary of the Company (“EFLIC”), entered into a coinsurance and modified coinsurance agreement (the “Reinsurance Agreement”), pursuant to which EFLIC ceded to CSLRC, on a combined coinsurance and modified coinsurance basis, legacy variable annuity policies sold by EFLIC between 2006-2008 (the “Block”), comprised of non-New York “Accumulator” policies containing fixed rate Guaranteed Minimum Income Benefit and/or Guaranteed Minimum Death Benefit guarantees. At the closing of the Transaction, CSLRC deposited assets supporting the general account liabilities relating to the Block into a trust account for the benefit of EFLIC, which assets will secure its obligations to EFLIC under the Reinsurance Agreement. At the closing of the Transaction, AllianceBernstein L.P., a subsidiary of the Company (“AB”), entered into an investment advisory agreement with CSLRC pursuant to which AB will serve as the preferred investment manager of the general account assets transferred to the trust account.

The cash purchase price paid to the Company by VIAC for CSLRC at the closing of the Transaction was based on estimated amounts and is subject to a post-close true-up mechanism pursuant to which the purchase price will be adjusted based on CSLRC’s adjusted book value as of the closing date. VIAC also issued a surplus note in aggregate principal amount of $50 million to EFLIC for cash consideration.

Item 7.01	Regulation FD Disclosure

On June 1, 2021, the Company issued a press release announcing the completion of the Transaction. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

As noted above in Item 2.01, on June 1, 2021, EFLIC, a wholly owned subsidiary of the Company, entered into a Reinsurance Agreement with CSLRC, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K. Pursuant to Item 601 of Regulation S-K, the Company has redacted certain confidential portions of the Reinsurance Agreement.

On June 1, 2021, upon the completion of the Transaction, Equitable Investment Management Group, LLC, a wholly owned subsidiary of the Company, acquired an approximate 9.09% equity interest in Venerable’s parent holding company, VA Capital Company LLC. In connection with such investment, Equitable Investment Management Group, LLC will have the right to designate a member of the Board of Managers of VA Capital Company LLC.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of Equitable Holdings, Inc., dated June 1, 2021 (furnished and not filed).

99.2	Coinsurance and Modified Coinsurance Agreement, dated as of June 1, 2021, between Equitable Financial Life Insurance Company and Corporate Solutions Life Reinsurance Company (redacted), incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Equitable Financial Life Insurance Company on June 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date: June 1, 2021	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Vice President and Associate General Counsel